Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of RS Variable Products Trust on Form N-14 of our report dated February 20, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report to Shareholders of the RS Large Cap Value VIP Series and RS Large Cap Alpha VIP Series (formerly “RS Core Equity VIP Series”). We also consent to the reference to us under the heading “Financial Highlights” and “Financial Statements.”

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP San Francisco, California September 11, 2009